Exhibit  23(b)

                      [Peters Elworthy & Moore letterhead]


NCT Group, Inc.
1025 West Nursery Road
Suite 120                           Our Ref:    PRC/LCT
Linthicum
Maryland  21090                     Date:       11 October 2000
USA

Dear Sirs

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 17, 2000, on the financial statements and schedule of Noise Cancellation Technologies (Europe) Limited (the "Company") as of December 31, 1999 and December 31, 1998 and for each of the years in the three year period ended December 31, 1999, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

Yours faithfully

/s/ PETERS ELWORTHY & MOORE
---------------------------
PETERS ELWORTHY & MOORE